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                                                                     EXHIBIT  21

                       SUBSIDIARIES  OF  THE  REGISTRANT
                              AS OF MARCH 31, 1996


Phoenix Systems Ltd. (Bermuda)
Phoenix Systems Group, Inc. (Delaware)
American International Travel Agency Inc. (Florida)
Hainan Phoenix Information Systems, Ltd. (China)